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                                                              EXHIBIT 99.5


                              OPTION EXERCISE FORM
         Pursuant to Options Granted under the ValueClick, Inc. 1999 Stock Option Plan

TO:      VALUECLICK, INC.

         ATTENTION: Chief Financial Officer
         6450 Via Real,
         Carpenteria, CA 93013-2976

                     RE:      EXERCISE OF INCENTIVE STOCK OPTIONS

         Pursuant to the terms of the Incentive Stock Option Agreement a copy of which is attached to this Exercise Form (the "Option Agreement"), the undersigned hereby exercises some or all of the Options granted therein to purchase the number of shares of the Common Stock of ValueClick, Inc. described below (the Option Shares), at the Exercise Price set forth in Section 2 of the Option Agreement.

         NUMBER OF OPTION SHARES: _____________________________

         AGGREGATE EXERCISE PRICE:  $__________________________

         The undersigned hereby directs and requires that the Option Shares being purchased hereby be issued and delivered as follows:

         Full Name of Shareholder:  ________________________________

         Full Address:      _______________________________________________
                            _______________________________________________
                            _______________________________________________

EACH PERSON WHOSE NAME APPEARS BELOW, AND EACH PERSON FOR WHOSE ACCOUNT THE OPTIONS DESCRIBED HEREIN ARE BEING EXERCISED, REPRESENTS AND WARRANTS TO VALUECLICK, INC. THAT HE OR SHE (OR HIS OR HER TRANSFEREE) IS ACQUIRING THE OPTION SHARES FOR HIS OR HER (OR HIS OR HER TRANSFEREE'S) OWN ACCOUNT, FOR INVESTMENT, AND NOT FOR PURPOSES OF RESALE OR DISTRIBUTION.

SIGNATURE(S): [If the Options are held in joint tenancy or tenancy in common,
               ALL signatures are required. Legal representatives must indicate titles.]

        _____________________________              ___________________________
        (Full Name of Option Holder)              (Full Name of Option Holder)


        X_____________________________             X___________________________
        Signature            Date                  Signature           Date

         _____________________________             ____________________________
         Title (if applicable)                     Title (if applicable)
         Executed at:_________________             Executed at_________________

                      SEE REVERSE FOR IMPORTANT INFORMATION

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         NOTE: This Option Exercise Form must be signed and accompanied by payment to ValueClick, Inc., in full, of the appropriate Option Exercise Price via cashier's check or wire transfer, payable to ValueClick, Inc. at its principal place of business in Carpenteria, California (or otherwise in accordance with Section 8(a) of the Option Agreement), and must be received by ValueClick, Inc. prior to 5:00 PM, California time, on the date specified in
Section 3(a) of the Option Agreement (the "Expiration Time"), after which time all rights represented by the attached Option Agreement will expire.

AND NOTE: At the discretion of the Board of Directors of ValueClick, Inc., and in accordance with Section 8(f) of the Option Agreement, the Optionee may be required to execute and deliver, with this Option Exercise Form, a copy of the Buy-Sell Agreement which is attached to the Option Agreement as Exhibit D, or as amended prior to the date on which any Option is exercised.

         VALUECLICK, INC. ACCEPTS NO RESPONSIBILITY FOR THE DUE DELIVERY TO IT OF THIS OPTION EXERCISE FORM OR PAYMENT OF THE EXERCISE PRICE. SUFFICIENT TIME SHOULD BE ALLOWED FOR THE DELIVERY OF THESE DOCUMENTS, AND OF THE EXERCISE PRICE, PRIOR TO THE EXPIRATION TIME.

         Upon surrender of this Option Exercise Form, and payment of the Exercise Price as provided therein, ValueClick, Inc. will issue the number of shares of Common Stock required pursuant to the within Option exercise, and such persons or entities will become stockholders of ValueClick, Inc. upon issuance of the certificate or certificates representing such shares.